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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS STRONG THIRD QUARTER RESULTS

  •
  Net Sales Increased 19 Percent to $3.9 Billion; Organic Sales Growth of 11 Percent

  •
  Earnings Per Share (EPS) From Continuing Operations of $0.66 on a GAAP Basis; Adjusted EPS of $0.70, an Increase of 43 Percent Over Prior Year

  •
  Income From Operations of $537 Million; Adjusted Operating Income of $560 Million, an Increase of 22 Percent

  •
  Company Now Expects 2008 Adjusted EPS From Continuing Operations of $2.63 to $2.65, an Increase of 23 Percent to 24 Percent Over Prior Year

  •
  Board of Directors Authorizes a $750 Million Increase to Share Repurchase Program, Bringing Total Authorization to $2.0 Billion

        PEMBROKE, Bermuda—July 30, 2008—Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today reported net sales of $3.9 billion for the fiscal third quarter ended June 27, 2008, an increase of 19 percent over the prior-year period. Excluding currency effects, organic sales growth was 11 percent. GAAP diluted earnings per share (EPS) from continuing operations were $0.66 for the quarter, compared to a loss of $1.88 in the prior-year period. Included in EPS from continuing operations were $0.04 of net charges—comprised of $0.02 per share of restructuring costs and a $0.02 per share charge related to the company's portion of a Tyco International securities litigation settlement. This compares to $2.37 per share of charges in the prior-year quarter. Adjusted EPS from continuing operations were $0.70 in the quarter, an increase of 43 percent over last year's adjusted EPS of $0.49.

        "Since we became an independent company one year ago, we've delivered four quarters of solid results," said Tyco Electronics Chief Executive Officer Tom Lynch. "In the third quarter, we continued to benefit from the breadth of our business, which enabled us to grow 11 percent organically. This growth, coupled with improved operating leverage in our Electronic Components segment and a favorable sales mix in our Undersea and Wireless segments, resulted in a 22 percent increase in operating income."

        Organic Sales Growth, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Margin and Free Cash Flow are all non-GAAP financial measures and are described at the end of this press release. For a reconciliation of these non-GAAP measures, see the attached tables. All dollar amounts are pre-tax and stated in millions. All comparisons are to the quarter ended June 29, 2007 unless otherwise indicated.

($ in millions)	June 27, 2008	June 29, 2007	$ Change	% Change
Net Sales	$3,908	$3,292	$616	19%
Operating Income/(Loss)	$537	$(507)	$1,044	NM
Restructuring-Related Costs	$(16)	$(25)
Other Items, Net	$(7)	$(941)

Adjusted Operating Income	$560	$459	$101	22%
Operating Margin	13.7%	NM
Adjusted Operating Margin	14.3%	13.9%

        GAAP operating income was $537 million, compared to an operating loss of $507 million in the prior-year period. The operating margin on a GAAP basis was 13.7 percent. Included in the current quarter operating income was a $7 million net charge related to the company's portion of a Tyco International securities litigation settlement and $16 million of restructuring costs. Included in prior-year operating income were $25 million of restructuring costs, $50 million of separation-related costs and $891 million of costs related to the company's share of Tyco International's securities class action litigation settlement. Excluding these items in both periods, adjusted operating income was $560 million compared to $459 million a year ago, an increase of 22 percent. The adjusted operating margin was 14.3 percent, compared to 13.9 percent a year ago, primarily reflecting the benefit of higher sales volumes, productivity improvements in the Electronic Components segment, and a favorable sales mix in the Undersea Telecommunications and Wireless Systems segments.

CASH FLOW

        Free cash flow was $283 million in the quarter, a decrease of 13 percent from the prior-year quarter. Higher income levels compared to the prior-year quarter were more than offset by a decrease in deferred revenue and the timing of interest payments.

OTHER ITEMS

  •
  During the quarter, Tyco Electronics announced that it entered into a definitive agreement to sell its Radio Frequency Components and Subsystem business for $425 million in cash. On July 28, Tyco Electronics signed a definitive agreement to sell its automotive radar sensors business for $42 million in cash. The results of both businesses were previously reported as discontinued operations.

  •
  Tyco Electronics' Board of Directors has authorized a $750 million increase in the company's share repurchase program. This brings the total share repurchase program authorization to $2.0 billion.

ORDERS

        Total company orders grew 28 percent compared to the prior year. On an organic basis, excluding the effects of currency translation, orders grew 20 percent and the book-to-bill ratio was 1.07. Excluding the company's Undersea Telecommunications and Wireless Systems segments, which are project-oriented businesses with uneven order patterns, orders grew 13 percent overall and 5 percent organically in the quarter, and the book-to-bill ratio was 1.00.

FISCAL 2008 OUTLOOK

        The company now expects adjusted EPS from continuing operations of $2.63 to $2.65 for the full fiscal year 2008, compared to $2.14 in the prior year—an increase of 23 to 24 percent. This compares to the company's prior outlook of $2.60 to $2.66 per share. The company continues to expect restructuring-related costs of approximately $130 million ($0.17 per share) for the full year. The company further expects full-year sales growth of 14 to 16 percent with organic sales growth of 7 to 9 percent. This outlook assumes stable foreign exchange rates and raw material prices for the remainder of the fiscal year and excludes the one-time $1.15 per share benefit related to the company's tax sharing agreement from the adoption of FIN 48.

        For the fourth quarter of fiscal 2008, the company expects sales growth of 6 to 8 percent over prior-year sales of $3.5 billion, with organic sales growth of 1 to 2 percent. The company further expects diluted EPS from continuing operations of $0.56 to $0.58, which includes restructuring costs of approximately $0.09 per share. Adjusted EPS from continuing operations are expected to be $0.65 to $0.67, an increase of 12 to 16 percent over the prior-year quarter. This outlook assumes a 35 percent tax rate and Other Income of approximately $10 to $15 million.

        "In the fourth quarter, we again expect double-digit EPS growth and solid cash flow," Lynch said. "Our organic growth outlook reflects some recent softening of order rates in the automotive and telecom service provider markets. We continue to expect solid growth in the majority of our industrial and infrastructure businesses."

SEGMENT RESULTS

        Tyco Electronics is comprised of four reporting segments: Electronic Components, Network Solutions, Undersea Telecommunications and Wireless Systems.

Electronic Components

        The Electronic Components segment is one of the world's largest suppliers of passive electronic components, including connectors and interconnect systems, relays, switches, circuit protection devices, touchscreens, sensors, and wire and cable.

($ in millions)	June 27, 2008	June 29, 2007	$ Change	% Change	Organic Growth
Net Sales	$2,930	$2,551	$379	15%	6%
Operating Income	$417	$314	$103	33%
Restructuring-Related Costs	$(11)	$(18)
Other Items	$0	$(20)

Adjusted Operating Income	$428	$352	$76	22%
Operating Margin	14.2%	12.3%
Adjusted Operating Margin	14.6%	13.8%

        Sales in the segment grew 15 percent year over year, or 6 percent organically. On an organic basis, strong growth in industrial (+23 percent), communications (+10 percent), automotive (+7 percent) and aerospace and defense (+7 percent) markets was partially offset by lower growth in the appliance (+2 percent) market and sales declines in the computer (-2 percent) and consumer electronics (-6 percent) markets. In automotive, growth of 12 percent in markets outside North America more than offset an 18 percent decline in North America.

        Operating income increased by $103 million and adjusted operating income grew $76 million. The adjusted operating margin increased due to higher volumes and productivity improvements, which more than offset increased raw material costs. Restructuring costs in the quarter were $11 million, compared to $18 million of restructuring and $20 million of separation-related costs in the prior-year quarter.

Network Solutions

        The Network Solutions segment is one of the world's largest suppliers of infrastructure components and systems for the communication service provider, building networks and energy markets.

($ in millions)	June 27, 2008	June 29, 2007	$ Change	% Change	Organic Growth
Net Sales	$573	$500	$73	15%	6%
Operating Income	$66	$72	$(6)	(8)%
Restructuring-Related Costs	$(4)	$(4)
Other Items	$0	$(3)

Adjusted Operating Income	$70	$79	$(9)	(11)%
Operating Margin	11.5%	14.4%
Adjusted Operating Margin	12.2%	15.8%

        Segment sales grew 15 percent compared to the prior-year quarter, or 6 percent organically. On an organic basis, sales to the building networks and energy markets grew 15 percent and 5 percent respectively. Sales to the communication service provider market were essentially flat, with strong growth in North America offset by the continuation of slower network investment by certain European telecommunications carriers.

        Operating income decreased by $6 million and adjusted operating income decreased by $9 million. The decrease in the adjusted operating margin primarily relates to a lower-margin sales mix and lower productivity levels. Restructuring costs in the quarter were $4 million, compared to $4 million of restructuring and $3 million of separation-related costs in the prior-year quarter.

Undersea Telecommunications

        The company's Undersea Telecommunications segment is a world leader in developing, manufacturing, installing and maintaining the world's most advanced fiber optic undersea networks.

($ in millions)	June 27, 2008	June 29, 2007	$ Change	% Change	Organic Growth
Net Sales	$278	$154	$124	81%	81%
Operating Income	$39	$16	$23	144%
Restructuring-Related Costs	$(1)	$(2)
Other Items	$0	$(1)

Adjusted Operating Income	$40	$19	$21	111%
Operating Margin	14.0%	10.4%
Adjusted Operating Margin	14.4%	12.3%

        Sales in the segment grew 81 percent organically versus the prior year, due to continued investment in undersea fiber optic network capacity, primarily in emerging markets. Adjusted operating income increased $21 million and the adjusted operating margin increased to 14.4 percent, driven by higher volumes and a favorable project mix. Restructuring-related costs in the quarter were $1 million, compared to $2 million of restructuring and $1 million of separation-related costs in the prior-year quarter.

Wireless Systems

        The Wireless Systems segment is a leading innovator of wireless technology for critical communications.

($ in millions)	June 27, 2008	June 29, 2007	$ Change	% Change	Organic Growth
Net Sales	$127	$87	$40	46%	43%
Operating Income	$22	$7	$15	214%
Restructuring-Related Costs	$0	$(1)
Other Items	$0	$(1)

Adjusted Operating Income	$22	$9	$13	144%
Operating Margin	17.3%	8.0%
Adjusted Operating Margin	17.3%	10.3%

        Sales in the segment grew $40 million versus the prior year, primarily due to increased radio sales related to the federally-mandated re-banding efforts of a customer. Adjusted operating income increased $13 million due to higher sales volumes and a favorable sales mix. There were no Other Items in the quarter, compared to $1 million of restructuring and $1 million of separation-related costs in the prior-year quarter.

ABOUT TYCO ELECTRONICS

        Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems, with 2007 sales of $13.0 billion to customers in more than 150 countries. We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics. With over 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics' commitment is our customers' advantage. More information on Tyco Electronics can be found at www.tycoelectronics.com.

CONFERENCE CALL AND WEBCAST

        The company will hold a conference call for investors today beginning at 8:30 a.m. EST. The call can be accessed in three ways:

  •
  At Tyco Electronics' website: http://investors.tycoelectronics.com.

  •
  By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1092. The telephone dial-in number for participants outside the United States is (651) 291-0618.

  •
  An audio replay of the conference call will be available beginning at 10:30 a.m. on July 30, 2008 and ending at 11:59 p.m. on August 6, 2008. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 942723.

NON-GAAP MEASURES

        "Organic Sales Growth," "Adjusted Operating Income," "Adjusted Earnings Per Share," "Adjusted Operating Margin," and "Free Cash Flow" (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

        "Organic Sales Growth" is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures. Organic Sales Growth is a useful measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. It is also a component of the company's compensation programs. The limitation of this measure is that it excludes items that have an impact on the company's sales. This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

        The company has presented its operating income before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges ("Adjusted Operating Income"). The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It is also a significant component in the company's incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company's underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to litigation settlement costs, separation-related costs and restructuring costs and other income or charges that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company's reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

        The company has presented adjusted diluted earnings per share, which is earnings per share from continuing operations before unusual items, including costs related to the separation, legal settlements, restructuring costs, loss on retirement of debt and other income or charges ("Adjusted Earnings Per Share"). The company presents Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with earnings per share (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

        The company has presented its operating margin before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges ("Adjusted Operating Margin"). The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company's financial statements, it is difficult to include the impact of those items in the forecast.

        "Free Cash Flow" (FCF) is a useful measure of the company's cash generation which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. The difference reflects the impact from:

  •
  net capital expenditures,

  •
  voluntary pension contributions, and

  •
  cash impact of unusual items.

        Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions. In addition, the company's forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management's and the Board of Directors' discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco Electronics' businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, Tyco Electronics' historical combined financial information is not necessarily representative of the results it would have achieved as an independent, publicly-traded company and may not be a reliable indicator of its future results. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. More detailed information about these and other factors is set forth in Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 28, 2007, as retrospectively adjusted to reflect the Radio Frequency Components and Subsystem and Automotive Sensors businesses as discontinued operations in the Company's Current Report on Form 8-K filed June 27, 2008, and Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2007 and March 28, 2008, as well as in current reports on Form 8-K filed by Tyco Electronics.

# # #

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
	(in millions, except per share data)
Net sales	$3,908	$3,292	$11,128	$9,471
Cost of sales	2,911	2,455	8,269	7,015

Gross income	997	837	2,859	2,456
Selling, general, and administrative expenses	437	403	1,257	1,198
Litigation settlement, net	7	891	30	891
Separation costs	—	25	—	25
Restructuring and other charges, net	16	25	62	42

Income (loss) from operations	537	(507)	1,510	300
Interest income	6	11	25	40
Interest expense	(43)	(57)	(142)	(175)
Other income (expense)	1	(232)	606	(232)

Income (loss) from continuing operations before income taxes
and minority interest	501	(785)	1,999	(67)
Income taxes	(182)	(147)	(508)	(347)
Minority interest	(2)	(1)	(4)	(3)

Income (loss) from continuing operations	317	(933)	1,487	(417)
Income (loss) from discontinued operations, net of income taxes	13	(435)	93	(393)

Net income (loss)	$330	$(1,368)	$1,580	$(810)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.66	$(1.88)	$3.05	$(0.84)
Income (loss) from discontinued operations	0.03	(0.87)	0.19	(0.79)

Net income (loss)	$0.69	$(2.75)	$3.24	$(1.63)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.66	$(1.88)	$3.03	$(0.84)
Income (loss) from discontinued operations	0.02	(0.87)	0.19	(0.79)

Net income (loss)	$0.68	$(2.75)	$3.22	$(1.63)

Weighted-average number of shares outstanding:
Basic	478	497	487	497
Diluted	482	497	490	497

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 27, 2008	September 28, 2007
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$730	$942
Accounts receivable, net of allowance for doubtful accounts of $49 and $57, respectively	2,872	2,594
Inventories	2,427	2,049
Class action settlement escrow	—	928
Class action settlement receivable	—	2,064
Prepaid expenses and other current assets	563	589
Deferred income taxes	238	325
Assets held for sale	307	505

Total current assets	7,137	9,996
Property, plant, and equipment, net	3,642	3,412
Goodwill	7,206	7,177
Intangible assets, net	513	526
Deferred income taxes	1,985	1,397
Receivable from Tyco International Ltd. and Covidien	1,269	844
Other assets	362	336

Total Assets	$22,114	$23,688

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$21	$5
Accounts payable	1,573	1,343
Class action settlement liability	—	2,992
Accrued and other current liabilities	1,445	1,417
Deferred revenue	294	181
Liabilities held for sale	86	266

Total current liabilities	3,419	6,204
Long-term debt	3,171	3,373
Long-term pension and postretirement liabilities	648	607
Deferred income taxes	271	271
Income taxes	2,337	1,242
Other liabilities	667	599

Total Liabilities	10,513	12,296

Commitments and contingencies
Minority interest	10	15
Shareholders' equity:
Preferred shares, $0.20 par value, 125,000,000 shares authorized; none outstanding	—	—
Common shares, $0.20 par value, 1,000,000,000 shares authorized; 500,076,677 and 497,467,930 issued, respectively	100	99
Capital in excess:
Share premium	61	13
Contributed surplus	10,077	10,029
Accumulated earnings	928	186
Treasury stock, at cost, 24,697,757 and 44,454 shares, respectively	(870)	(2)
Accumulated other comprehensive income	1,295	1,052

Total Shareholders' Equity	11,591	11,377

Total Liabilities and Shareholders' Equity	$22,114	$23,688

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$330	$(1,368)	$1,580	$(810)
(Income) loss from discontinued operations, net of income taxes	(13)	435	(93)	393

Income (loss) from continuing operations	317	(933)	1,487	(417)
Adjustments to reconcile net cash provided by operating activities:
Class action settlement	—	891	(936)	891
Depreciation and amortization	143	130	414	381
Deferred income taxes	76	64	203	121
Tax sharing income	(1)	—	(606)	—
Loss on retirement of debt	—	232	—	232
Other	27	40	67	87
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(89)	(71)	(160)	(84)
Inventories	(20)	14	(307)	(202)
Accounts payable	43	38	77	41
Accrued and other liabilities	(6)	47	(40)	(26)
Income taxes	(17)	(163)	—	(163)
Deferred revenue	(32)	33	115	58
Other	3	(24)	60	(45)

Net cash provided by continuing operating activities	444	298	374	874
Net cash (used in) provided by discontinued operating activities	(40)	5	(23)	8

Net cash provided by operating activities	404	303	351	882

Cash Flows From Investing Activities:
Capital expenditures	(167)	(135)	(450)	(732)
Proceeds from sale of property, plant, and equipment	6	1	37	32
Class action settlement escrow	—	(921)	936	(921)
Proceeds from divestiture of discontinued operations, net of cash retained by businesses sold	—	—	102	227
Other	(4)	13	(21)	11

Net cash (used in) provided by continuing investing activities	(165)	(1,042)	604	(1,383)
Net cash used in discontinued investing activities	(1)	(3)	(5)	(14)

Net cash (used in) provided by investing activities	(166)	(1,045)	599	(1,397)

Cash Flows From Financing Activities:
Net increase in commercial paper	1	—	651	—
Repayment of long-term debt	(400)	(67)	(1,351)	(74)
Proceeds from long-term debt	400	3,631	500	3,631
Allocated debt activity	—	(3,772)	—	(3,743)
Net transactions with former parent	—	1,379	—	1,139
Repurchase of common shares	(240)	—	(832)	—
Payment of common dividends	(69)	—	(205)	—
Proceeds from exercise of share options	23	—	51	—
Transfers to discontinued operations	(11)	(172)	(11)	(181)
Other	(3)	(18)	(12)	(3)

Net cash (used in) provided by continuing financing activities	(299)	981	(1,209)	769
Net cash provided by (used in) discontinued financing activities	27	(2)	12	11

Net cash (used in) provided by financing activities	(272)	979	(1,197)	780

Effect of currency translation on cash	2	10	19	22
Net (decrease) increase in cash and cash equivalents	(32)	247	(228)	287
Less: net decrease (increase) in cash and cash equivalents related to discontinued operations	14	—	16	(5)
Cash and cash equivalents at beginning of period	748	507	942	472

Cash and cash equivalents at end of period	$730	$754	$730	$754

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$106	$252	$305	$388
Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$444	$298	$374	$874
Capital expenditures, net	(161)	(134)	(413)	(700)
Class action settlement	—	—	936	—
Income tax advance payment	—	163	—	163

Free cash flow(1)	$283	$327	$897	$337

(1)
Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED AND COMBINED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 27, 2008		June 29, 2007		June 27, 2008		June 29, 2007
	($ in millions)
Net Sales:
Electronic Components	$2,930		$2,551		$8,330		$7,481
Network Solutions	573		500		1,602		1,375
Undersea Telecommunications	278		154		864		352
Wireless Systems	127		87		332		263

Total	$3,908		$3,292		$11,128		$9,471

Income (Loss) from Operations:
Electronic Components	$417	14.2%	$314	12.3%	$1,188	14.3%	$992	13.3%
Network Solutions	66	11.5%	72	14.4%	188	11.7%	185	13.5%
Undersea Telecommunications	39	14.0%	16	10.4%	121	14.0%	19	5.4%
Wireless Systems	22	17.3%	7	8.0%	43	13.0%	20	7.6%
Litigation settlement, net and
separation costs	(7)		(916)		(30)		(916)

Total	$537	13.7%	$(507)	(15.4)%	$1,510	13.6%	$300	3.2%

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 27, 2008 versus Net Sales for the Quarter Ended June 29, 2007					Percentage of Segment's Total Net Sales for the Quarter Ended June 27, 2008
	Organic(1)		Translation(2)	Total
	($ in millions)
Electronic Components(3):
Automotive	$70	6.9%	$115	$185	18.3%	41%
Computer	(5)	(2.0)	11	6	2.3	9
Communications	20	9.9	18	38	18.4	8
Industrial	34	23.3	19	53	36.6	7
Aerospace and Defense	11	7.3	10	21	13.5	6
Appliance	2	1.6	10	12	9.2	5
Consumer Electronics	(3)	(5.5)	4	1	2.1	1
Other	27	4.5	36	63	10.5	23

Total	156	6.1	223	379	14.9	100

Network Solutions(3):
Energy	11	5.0	23	34	15.3	45
Communication Service Provider	(1)	(0.7)	10	9	6.3	27
Building Networks	18	15.2	11	29	24.2	26
Other	—	0.2	1	1	7.1	2

Total	28	5.7	45	73	14.6	100%

Undersea Telecommunications	126	81.3	(2)	124	80.5

Wireless Systems	38	42.9	2	40	46.0

Total	$348	10.6%	$268	$616	18.7%

	Change in Net Sales for the Nine Months Ended June 27, 2008 versus Net Sales for the Nine Months Ended June 29, 2007					Percentage of Segment's Total Net Sales for the Nine Months Ended June 27, 2008
	Organic(1)		Translation(2)	Total
	($ in millions)
Electronic Components(3):
Automotive	$165	5.6%	$297	$462	15.7%	41%
Computer	(34)	(4.4)	30	(4)	(0.5)	9
Communications	88	15.2	45	133	22.9	9
Industrial	73	17.3	44	117	27.8	6
Aerospace and Defense	37	8.5	24	61	14.2	6
Appliance	(10)	(2.5)	27	17	4.4	5
Consumer Electronics	(15)	(9.9)	9	(6)	(3.9)	2
Other	(20)	(1.1)	89	69	3.9	22

Total	284	3.8	565	849	11.3	100

Network Solutions(3):
Energy	37	6.1	64	101	16.4	45
Communication Service Provider	22	5.8	27	49	12.5	27
Building Networks	44	13.4	31	75	22.9	25
Other	(3)	(6.2)	5	2	4.7	3

Total	100	7.3	127	227	16.5	100%

Undersea Telecommunications	510	145.2	2	512	145.5

Wireless Systems	62	23.7	7	69	26.2

Total	$956	10.1%	$701	$1,657	17.5%

(1)
Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures in this release.

(2)
Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3)
Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Quarter Ended June 27, 2008

		Adjustments
	U.S. GAAP	Restructuring and Other Charges, Net	Other Items, Net(1)	Adjusted Results (Non-GAAP)(2)
	(in millions, except per share data)
Net sales	$3,908	$—	$—	$3,908
Cost of sales	2,911	—	—	2,911

Gross income	997	—	—	997
Selling, general, and administrative expenses	437	—	—	437
Litigation settlement, net	7	—	(7)	—
Restructuring and other charges, net	16	(16)	—	—

Income from operations	537	16	7	560
Interest income	6	—	—	6
Interest expense	(43)	—	—	(43)
Other income	1	—	—	1

Income from continuing operations before income taxes and minority interest	501	16	7	524
Income taxes	(182)	(5)	—	(187)
Minority interest	(2)	—	—	(2)

Income from continuing operations	$317	$11	$7	$335

Basic earnings per share:
Income from continuing operations	$0.66			$0.70
Diluted earnings per share:
Income from continuing operations	$0.66			$0.70
Weighted-average number of shares outstanding:
Basic	478			478
Diluted	482			482

ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Quarter Ended June 27, 2008

		Adjustments
	U.S. GAAP	Restructuring and Other Charges, Net	Other Items, Net(1)	Adjusted Results (Non-GAAP)(2)
	(in millions)
Income from Operations:
Electronic Components	$417	$11	$—	$428
Network Solutions	66	4	—	70
Undersea Telecommunications	39	1	—	40
Wireless Systems	22	—	—	22
Litigation settlement, net	(7)	—	7	—

Total	$537	$16	$7	$560

(1)
Consists of $7 million of net costs related to the settlement of legacy securities litigation.

(2)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

For the Quarter Ended June 29, 2007

		Adjustments
	U.S. GAAP	Litigation Settlement, Net	Separation Related Costs(1)	Restructuring and Other Charges, Net	Loss on Retirement of Debt	Adjusted Results (Non-GAAP)(2)
	(in millions, except per share data)
Net sales	$3,292	$—	$—	$—	$—	$3,292
Cost of sales	2,455	—	—	—	—	2,455

Gross income	837	—	—	—	—	837
Selling, general, and administrative expenses	403	—	(25)	—	—	378
Litigation settlement, net	891	(891)	—	—	—	—
Separation costs	25	—	(25)	—	—	—
Restructuring and other charges, net	25	—	—	(25)	—	—

Income (loss) from operations	(507)	891	50	25	—	459
Interest income	11	—	—	—	—	11
Interest expense	(57)					(57)
Other expense	(232)	—	—	—	232	—

Income (loss) from continuing operations before income
taxes and minority interest	(785)	891	50	25	232	413
Income taxes	(147)	—	(14)	(9)	—	(170)
Minority interest	(1)	—	—	—	—	(1)

Income (loss) from continuing operations	$(933)	$891	$36	$16	$232	$242

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$(1.88)					$0.49
Weighted-average number of shares outstanding:
Basic and diluted	497					497

ADJUSTED COMBINED INCOME (LOSS) FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Quarter Ended June 29, 2007

		Adjustments
	U.S. GAAP	Litigation Settlement, Net	Separation Related Costs(1)	Restructuring and Other Charges, Net	Loss on Retirement of Debt	Adjusted Results (Non-GAAP)(2)
	(in millions)
Income (Loss) from Operations:
Electronic Components	$314	$—	$20	$18	$—	$352
Network Solutions	72	—	3	4	—	79
Undersea Telecommunications	16	—	1	2	—	19
Wireless Systems	7	—	1	1	—	9
Litigation settlement, net and separation costs	(916)	891	25	—	—	—

Total	$(507)	$891	$50	$25	$—	$459

(1)
Includes $25 million of separation costs, primarily related to employee costs, and $25 million of costs related to building separate company functions that did not exist in the prior year.

(2)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Nine Months Ended June 27, 2008

		Adjustments
	U.S. GAAP	Restructuring and Other Charges, Net	Tax Sharing Income(1)	Other Items, Net(2)	Adjusted Results (Non-GAAP)(3)
	(in millions, except per share data)
Net sales	$11,128	$—	$—	$—	$11,128
Cost of sales	8,269	(1)	—	—	8,268

Gross income	2,859	1	—	—	2,860
Selling, general, and administrative expenses	1,257	—	—	36	1,293
Litigation settlement, net	30	—	—	(30)	—
Restructuring and other charges, net	62	(62)	—	—	—

Income from operations	1,510	63	—	(6)	1,567
Interest income	25	—	—	—	25
Interest expense	(142)	—	—	—	(142)
Other income	606	—	(572)	—	34

Income from continuing operations before
income taxes and minority interest	1,999	63	(572)	(6)	1,484
Income taxes	(508)	(19)	—	20	(507)
Minority interest	(4)	—	—	—	(4)

Income from continuing operations	$1,487	$44	$(572)	$14	$973

Basic earnings per share:
Income from continuing operations	$3.05				$2.00
Diluted earnings per share:
Income from continuing operations	$3.03				$1.99
Weighted-average number of shares outstanding:
Basic	487				487
Diluted	490				490

ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Nine Months Ended June 27, 2008

		Adjustments
	U.S. GAAP	Restructuring and Other Charges, Net	Tax Sharing Income(1)	Other Items, Net(2)	Adjusted Results (Non-GAAP)(3)
	(in millions)
Income from Operations:
Electronic Components	$1,188	$41	$—	$(36)	$1,193
Network Solutions	188	18	—	—	206
Undersea Telecommunications	121	3	—	—	124
Wireless Systems	43	1	—	—	44
Litigation settlement, net	(30)	—	—	30	—

Total	$1,510	$63	$—	$(6)	$1,567

(1)
In connection with the adoption of FIN 48, the Company recorded income pursuant to its Tax Sharing Agreement with Tyco International and Covidien.

(2)
Consists of a $36 million gain on the sale of real estate and $30 million of net costs related to the settlement of legacy securities litigation.

(3)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

For the Nine Months Ended June 29, 2007

		Adjustments
	U.S. GAAP	Litigation Settlement, Net	Separation Related Costs(1)	Restructuring and Other Charges, Net	Loss on Retirement of Debt	Adjusted Results (Non-GAAP)(2)
	(in millions, except per share data)
Net sales	$9,471	$—	$—	$—	$—	$9,471
Cost of sales	7,015	—	—	—	—	7,015

Gross income	2,456	—	—	—	—	2,456
Selling, general, and administrative expenses	1,198	—	(41)	—	—	1,157
Litigation settlement, net	891	(891)	—	—	—	—
Separation costs	25	—	(25)	—	—	—
Restructuring and other charges, net	42	—	—	(42)	—	—

Income from operations	300	891	66	42	—	1,299
Interest income	40	—	—	—	—	40
Interest expense	(175)					(175)
Other expense	(232)	—	—	—	232	—

Income (loss) from continuing operations before income taxes and minority interest	(67)	891	66	42	232	1,164
Income taxes	(347)	—	(19)	(14)	—	(380)
Minority interest	(3)	—	—	—	—	(3)

Income (loss) from continuing operations	$(417)	$891	$47	$28	$232	$781

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.84)					$1.57
Weighted-average number of shares outstanding:
Basic and diluted	497					497

ADJUSTED COMBINED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Nine Months Ended June 29, 2007

		Adjustments
	U.S. GAAP	Litigation Settlement, Net	Separation Related Costs(1)	Restructuring and Other Charges, Net	Loss on Retirement of Debt	Adjusted Results (Non-GAAP)(2)
	(in millions)
Income from Operations:
Electronic Components	$992	$—	$33	$34	$—	$1,059
Network Solutions	185	—	5	4	—	194
Undersea Telecommunications	19	—	1	3	—	23
Wireless Systems	20	—	2	1	—	23
Litigation settlement, net and separation costs	(916)	891	25	—	—	—

Total	$300	$891	$66	$42	$—	$1,299

(1)
Includes $25 million of separation costs, primarily related to employee costs, and $41 million of costs related to building separate company functions that did not exist in the prior year.

(2)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

QuickLinks

  Exhibit 99.1
TYCO ELECTRONICS REPORTS STRONG THIRD QUARTER RESULTS
TYCO ELECTRONICS LTD. CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
TYCO ELECTRONICS LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
TYCO ELECTRONICS LTD. CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
TYCO ELECTRONICS LTD. CONSOLIDATED AND COMBINED SEGMENT DATA (UNAUDITED)
TYCO ELECTRONICS LTD. NET SALES GROWTH RECONCILIATION (UNAUDITED)
TYCO ELECTRONICS LTD. ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) For the Quarter Ended June 27, 2008
ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED) For the Quarter Ended June 27, 2008
TYCO ELECTRONICS LTD. ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED) For the Quarter Ended June 29, 2007
ADJUSTED COMBINED INCOME (LOSS) FROM OPERATIONS BY SEGMENT (UNAUDITED) For the Quarter Ended June 29, 2007
TYCO ELECTRONICS LTD. ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) For the Nine Months Ended June 27, 2008
ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED) For the Nine Months Ended June 27, 2008
TYCO ELECTRONICS LTD. ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED) For the Nine Months Ended June 29, 2007
ADJUSTED COMBINED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED) For the Nine Months Ended June 29, 2007